AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2006
                                                             FILE NO. 333-138263


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  -------------

                      WESTERN UNITED FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 6770                              20-5692488
(State or other jurisdiction of         (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)           Classification Code Number)            Identification Number)

                       C/O WESTERN UNITED MANAGEMENT, LLC
                         70 SOUTH LAKE AVENUE, SUITE 900
                           PASADENA, CALIFORNIA 91101
                                 (626) 796-8366
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               V. CHARLES JACKSON
                             CHIEF EXECUTIVE OFFICER
                       C/O WESTERN UNITED MANAGEMENT, LLC
                         70 SOUTH LAKE AVENUE, SUITE 900
                           PASADENA, CALIFORNIA 91101
                                 (626) 796-8366
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -------------

                                   COPIES TO:

           GREGG A. NOEL, ESQ.                        GREGORY J. SCHMITT, ESQ.
          CASEY T. FLECK, ESQ.                        T. ALLEN MCCONNELL, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP              JENKENS & GILCHRIST, P.C.
         300 SOUTH GRAND AVENUE                     1445 ROSS AVENUE, SUITE 3700
      LOS ANGELES, CALIFORNIA 90071                      DALLAS, TEXAS 75202
             (213) 687-5000                                (214) 855-4500
        (213) 687-5600--FACSIMILE                      (214) 855-4300--FACSIMILE

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

================================================================================

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of filing Exhibits 1.1, 3.2, 5.1 and 23.2. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in Item 16 and the Exhibit Index the filing of Exhibits 1.1, 3.2, 5.1 and 23.2).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriters' non-accountable expense allowance) will be as follows:

SEC registration fee .........................................       $ 18,164
NASD registration fee ........................................         17,475
American Stock Exchange application and listing fees .........         70,000
Accounting fees and expenses .................................         43,000
Initial trustees' fee ........................................          1,000(1)
Printing and engraving expenses ..............................         40,000
Legal fees and expenses ......................................        260,000
Blue sky services and expenses ...............................         15,000
Miscellaneous ................................................         35,361
                                                                     --------
  Total ......................................................       $500,000
                                                                     ========

----------
(1) In addition to the initial acceptance fee that is charged by Wells Fargo Bank, National Association, as trustee, the registrant will be required to pay to Wells Fargo Bank, National Association annual fees of $[____] for acting as trustee, $[____] per month for acting as transfer agent of the registrant's common stock, $[____] for acting as warrant agent for the registrant's warrants and $[____] for acting as escrow agent and $[____] in connection with closing the transaction.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

      Section 145. Indemnification of officers, directors, employees and agents; insurance.

            (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

      Article Ninth of our amended and restated certificate of incorporation provides:

      "The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives."

      Pursuant to the Form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we will agree to indemnify the Underwriters and the Underwriters will agree to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      (a) During the past three years, we sold 2,000,000 shares of our common stock to our officers, directors and special advisor without registration under the Securities Act of 1933, as amended. The foregoing shares were issued on October 17, 2006 pursuant to the exemption from registration contained in
Section 4(2) of the Securities Act of 1933, as amended. The offering and sale of such shares was also exempt from registration under Regulation D promulgated under the Securities Act of 1933, as amended. The shares were sold for an aggregate offering price of $25,000 at a purchase price of $0.0125 per share. No underwriting discounts or commissions were paid with respect to such sales.

      (b) During the past three years, we sold 62,500 units to Western United Funding, LLC without registration under the Securities Act of 1933, as amended. The foregoing units were issued on _________, 2006 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. The units were sold for an aggregate offering price of $500,000 at a purchase price of $8.00 per unit. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16. FINANCIAL STATEMENT AND EXHIBITS.


      (a) Exhibits. The following exhibits are filed as part of this registration statement:

 EXHIBIT
   NO.                                DESCRIPTION
---------   --------------------------------------------------------------------
   1.1      Form of Underwriting Agreement

   3.1      Amended and Restated Certificate of Incorporation(2)

   3.2      Amended and Restated Bylaws

   4.1      Specimen Unit Certificate(2)

   4.2      Specimen Common Stock Certificate(2)

   4.3      Specimen Warrant Certificate(2)

   4.4 Warrant Agreement between Western United Financial Corporation and Wells Fargo Bank, National Association(2)

   4.5 Unit Purchase Option between Western United Financial Corporation and Sandler O'Neill & Partners, L.P.(2)

   5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

   10.1 Subscription Agreement between Western United Financial Corporation and Western United Funding, LLC, dated October 26, 2006(1)

   10.2     Form of Registration Rights Agreement(2)

   10.3 Investment Management Trust Agreement between Western United Financial Corporation and Wells Fargo Bank, National Association(2)

   10.4 Promissory Note between Richard Alston and Western United Financial Corporation, dated October 18, 2006(1)

   10.5 Letter Agreement between Western United Financial Corporation and Sandler O'Neill & Partners, L.P.(2)

   10.6 Escrow Agreement between Western United Financial Corporation and Wells Fargo Bank, National Association(2)

   10.7 Insider Letter between Western United Funding, LLC and Western United Financial Corporation(2)

   10.8 Insider Letter between V. Charles Jackson and Western United Financial Corporation(2)

   10.9 Insider Letter between Richard Alston and Western United Financial Corporation(2)

   10.10 Insider Letter between Timothy R. Chrisman and Western United Financial Corporation(2)

   10.11 Insider Letter between Peter W. Kuyper and Western United Financial Corporation(2)

   10.12 Insider Letter between Richard W. Dalbeck and Western United Financial Corporation(2)

   10.13 Insider Letter between George Strong and Western United Financial Corporation(2)

   23.1     Consent of Vavrinek, Trine, Day & Co., LLP(2)

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1)


   24.1 Power of Attorney (included on the signature page of this registration statement)(1)

----------


(1) Previously filed with the Form S-1 filed by the Registrant on October 27, 2006.


(2) Previously filed with Amendment No. 1 to the Form S-1 filed by the Registrant on December 8, 2006.

ITEM 17. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the
            undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      (b) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2006.


                                           WESTERN UNITED FINANCIAL CORPORATION



                                           By: /s/ V. Charles Jackson
                                               ---------------------------------
                                               V. Charles Jackson
                                               Chief Executive Officer
                                               (Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                               TITLE                              DATE
----------------------------  ------------------------------------------     ----------------
/s/ V. Charles Jackson        Chief Executive Officer, and Chairman of       December 20, 2006
----------------------------    the Board (Principal Executive Officer)
V. Charles Jackson


            *                 Chief Financial Officer, Secretary, and        December 20, 2006
----------------------------    Director (Principal Financial Officer
Richard Alston                  and Principal Accounting Officer)


            *                 Director                                       December 20, 2006
----------------------------
Timothy R. Chrisman


            *                 Director                                       December 20, 2006
----------------------------
Peter W. Kuyper


            *                 Director                                       December 20, 2006
----------------------------
Richard W. Dalbeck

* By: /s/ V. Charles Jackson
      ----------------------
      V. Charles Jackson
      ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


 EXHIBIT
   NO.                                 DESCRIPTION
---------   --------------------------------------------------------------------
   1.1      Form of Underwriting Agreement

   3.1      Amended and Restated Certificate of Incorporation(2)

   3.2      Amended and Restated Bylaws

   4.1      Specimen Unit Certificate(2)

   4.2      Specimen Common Stock Certificate(2)

   4.3      Specimen Warrant Certificate(2)

   4.4 Warrant Agreement between Western United Financial Corporation and Wells Fargo Bank, National Association(2)

   4.5 Unit Purchase Option between Western United Financial Corporation and Sandler O'Neill & Partners, L.P.(2)

   5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

   10.1 Subscription Agreement between Western United Financial Corporation and Western United Funding, LLC, dated October 26, 2006(1)

   10.2     Form of Registration Rights Agreement(2)

   10.3 Investment Management Trust Agreement between Western United Financial Corporation and Wells Fargo Bank, National Association(2)

   10.4 Promissory Note between Richard Alston and Western United Financial Corporation, dated October 18, 2006(1)

   10.5 Letter Agreement between Western United Financial Corporation and Sandler O'Neill & Partners, L.P.(2)

   10.6 Escrow Agreement between Western United Financial Corporation and Wells Fargo Bank, National Association(2)

   10.7 Insider Letter between Western United Funding, LLC and Western United Financial Corporation(2)

   10.8 Insider Letter between V. Charles Jackson and Western United Financial Corporation(2)

   10.9 Insider Letter between Richard Alston and Western United Financial Corporation(2)

   10.10 Insider Letter between Timothy R. Chrisman and Western United Financial Corporation(2)

   10.11 Insider Letter between Peter W. Kuyper and Western United Financial Corporation(2)

   10.12 Insider Letter between Richard W. Dalbeck and Western United Financial Corporation(2)

   10.13 Insider Letter between George Strong and Western United Financial Corporation(2)

   23.1     Consent of Vavrinek, Trine, Day & Co., LLP(2)

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1)

   24.1 Power of Attorney (included on the signature page of this registration statement)(1)

----------


(1) Previously filed with the Form S-1 filed by the Registrant on October 27, 2006.


(2) Previously filed with Amendment No. 1 to the Form S-1 filed by the Registrant on December 8, 2006.